                                                         Free Writing Prospectus
                                                      Filed Pursuant to Rule 433
                                          Registration Statement No.: 333-119328

          THE DATE OF THIS FREE WRITING PROSPECTUS IS JANUARY 18, 2006.

                STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

     The depositor has filed a registration statement (including a prospectus)
with the SEC (SEC File No. 333-119328) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling 1-800-666-2388 or by emailing CMBSREQ@lehman.com.

LB-UBS Commercial Mortgage Trust 2006-C1

                                                                                CUT-OFF DATE                 REMAINING
 CONTROL                                                                          BALANCE       MORTGAGE   INTEREST-ONLY
   NO.                 PROPERTY NAME               CITY             STATE           ($)         RATE (%)   PERIOD (MOS.)
------------------------------------------------------------------------------------------------------------------------------------

    1      1301 Avenue of the Americas         New York               NY       420,783,734.08    5.3660         120
    2      888 Seventh Avenue                  New York               NY       145,894,000.00    5.7050         120
    3      Triangle Town Center                Raleigh                NC       127,034,076.00    5.7370          23
    6      Ashford I Portfolio                 Various             Various     110,899,000.00    5.7492          47
    7      Ashford II Portfolio                Various             Various     100,576,000.00    5.7047          59
    9      Embassy Suites Battery Park City    New York               NY       84,500,000.00     6.1150          59
    10     Highwoods II Portfolio              Various             Various     71,000,000.00     5.7500          60
    11     DHL Center                          Breinigsville          PA       55,850,000.00     5.5500         120
    12     River Valley Mall                   Lancaster              OH       50,000,000.00     5.6500          36
    13     Sterling Portfolio                  Various                NY       49,000,000.00     5.7600          59
    14     Prospect Hill Office Park           Waltham                MA       45,000,000.00     5.7300          60
    15     Club Quarters Midtown               New York               NY       42,000,000.00     5.4910          82
    16     Club Quarters Washington, D.C.      Washington             DC       30,000,000.00     5.4910          82
    17     Scutti Leashold                     Rochester              NY       24,800,000.00     5.8400         120
    18     Intel Corporate Building            Parsippany             NJ       23,960,022.00     5.6050          60
    19     Windsor at Briarhill Apartments     Atlanta                GA       23,040,000.00     5.2000          56
    20     Commerce Center                     North Brunswick        NJ       20,000,000.00     5.2900          33
    21     Rock Creek Apartments               Dallas                 TX       19,500,000.00     5.5800          57
    24     Scutti Fee Interest - Land          Rochester              NY       17,200,000.00     5.8400         120
    25     The Shoppes at Schererville         Schererville           IN       16,600,000.00     5.3300          33
    26     East Park Plaza                     Lincoln                NE       16,000,000.00     5.5500          4
    28     The Terraces at University Place    Charlotte              NC       13,340,000.00     5.8400          55
    30     Fulton Roosevelt                    Various                NY       12,650,000.00     5.7500         119
    34     Waldbaums - Farmingdale             Farmingdale            NY       11,440,000.00     5.4100         119
    35     Gap - Fordham                       New York               NY       11,000,000.00     5.4500         118
    36     The Barcelona Apartments            San Diego              CA       10,150,000.00     5.8800          12
    38     Williamsburg Manor                  Valparaiso             IN        9,826,000.00     5.7200          35
    39     Cloverleaf Center                   Germantown             MD        9,800,000.00     5.5300          22
    41     Foothill Plaza                      Lakeview Terrace       CA        9,250,000.00     5.4400          6
    45     Triangle Shopping Center            Universal City         TX        8,480,000.00     5.5700          34
    47     Sand Lake Plaza                     Orlando                FL        8,350,000.00     5.3400          21
    49     Walgreens - Milwaukee & Armitage    Chicago                IL        8,000,000.00     5.6300         120
    50     Preston Oaks Apartments             Dallas                 TX        7,950,000.00     5.5800          57
    52     Sunnyslope Centre                   Salem                  OR        7,200,000.00     5.6700          34
    53     Holiday Inn Express - Destin        Destin                 FL        7,000,000.00     6.0200          18
    54     Walgreens - Lincoln & Peterson      Chicago                IL        6,656,000.00     5.7600         120
    57     Peppertree Apartments               Charlotte              NC        6,265,000.00     5.5800          57
    58     Berkshire Manor Apartments          Tallahassee            FL        6,100,000.00     5.4800          30
    61     Oakbrook Plaza                      Lauderhill             FL        5,500,000.00     5.4600          22
    63     Park Plaza Shopping Center          Lawrence               KS        5,426,200.00     5.5000          33
    64     Walgreens - Toledo                  Toledo                 OH        5,400,000.00     5.4500         118
    67     Edgewood Park                       Pontiac                MI        5,100,000.00     5.8600          11
    68     Palmiers Apartments                 Fort Lauderdale        FL        5,100,000.00     5.8100         120
    69     Walgreens - Ennis                   Ennis                  TX        5,072,000.00     5.4000         118
    72     Walgreens - Dayton                  Dayton                 OH        4,867,000.00     5.6200         119
    74     Lakeview Crossing                   Rowlett                TX        4,752,500.00     6.2400          59
    79     450 West Avenue                     Rochester              NY        4,300,000.00     5.6700          23
    80     1300 Belmont                        Chicago                IL        4,300,000.00     5.8070          34
    82     228-230 S. Beverly Drive            Beverly Hills          CA        4,200,000.00     5.3500          23
    83     282 2nd Street                      San Francisco          CA        4,200,000.00     6.0900         120
    85     Walgreens - Woodway                 Woodway                TX        4,066,666.00     5.4500         118
    86     Infinity Office and Warehouse       Bessemer               AL        4,050,000.00     5.8200          23
    87     Willow Tree Apartments              Houston                TX        4,000,000.00     5.1400          43
    88     Park Terrace Apartments             Colorado Springs       CO        3,875,000.00     5.7000          22
    99     Dohr Apartments                     Greece                 NY        3,300,000.00     6.2800          22
   101     Hyattsville Warehouse               Hyattsville            MD        3,200,000.00     5.8750         118
   103     Olmsted Falls Apartments            Olmsted Falls          OH        3,088,000.00     5.5500          34
   104     Orchard Corners Apartments          Lawrence               KS        2,980,000.00     5.3500          53
   106     Montclair Court                     Montclair              NJ        2,780,000.00     5.3300          22
   107     Bert Koun's Self Storage            Shreveport             LA        2,775,000.00     5.8100          36
   108     Sweetbriar Apartments               Newport                KY        2,750,000.00     5.6700          35
   109     Park City Shopping Center           Minden                 LA        2,700,000.00     6.2100          60
   112     Churchill Shopping Center           Fulton                 MO        2,650,000.00     5.7100          24
   114     Secur-It Self Storage               Pensacola              FL        2,600,000.00     5.8500          36
   116     Hinesville Shopping Center          Hinesville             GA        2,592,500.00     5.8100          23
   119     Village at Killeen Mall             Killeen                TX        2,400,000.00     5.3500          19
   128     Pine Knoll Apts                     Whitmore Lake          MI        1,928,000.00     5.7500          23
   130     4346 Frankford Plaza                Philadelphia           PA        1,775,000.00     6.1100          11
   144     Shadybrook Mobile Home Park         Brutus                 NY        1,150,000.00     5.3400          57
                                                                              1,759,971,698.08

                                                                                                 DURING IO PERIOD
                                                 REMAINING                        MONTHLY              U/W
  CONTROL                                         TERM TO         BALLOON          DEBT                NCF
    NO.                 PROPERTY NAME         MATURITY (MOS.)   BALANCE ($)     SERVICE ($)            DSCR
--------------------------------------------------------------------------------------------------------------------

     1      1301 Avenue of the Americas             120         420,783,734     1,907,737.99            2.22
     2      888 Seventh Avenue                      120         145,894,000       703,237.79            1.20
     3      Triangle Town Center                    119         108,431,955       760,478.36            2.04
     6      Ashford I Portfolio                     107          99,877,833       697,619.10            1.76
     7      Ashford II Portfolio                    119          90,518,697       629,979.72            1.76
     9      Embassy Suites Battery Park City         59          84,500,000       436,578.44            1.73
     10     Highwoods II Portfolio                   60          71,000,000       344,933.45            1.23
     11     DHL Center                              120          55,850,000       261,893.84            1.20
     12     River Valley Mall                       120          44,860,711       288,617.89            1.67
     13     Sterling Portfolio                      119          45,687,919       286,262.05            1.44
     14     Prospect Hill Office Park               120          41,939,340       262,036.00            1.48
     15     Club Quarters Midtown                    82          42,000,000       194,854.24            1.73
     16     Club Quarters Washington, D.C.           82          30,000,000       139,181.60            1.69
     17     Scutti Leashold                         120          24,800,000       122,369.63            1.32
     18     Intel Corporate Building                 60          23,960,022       113,467.62            2.83
     19     Windsor at Briarhill Apartments          56          23,040,000       101,226.67            1.29
     20     Commerce Center                         117          17,812,784       110,936.76            1.67
     21     Rock Creek Apartments                   117          18,136,632       111,699.60            1.51
     24     Scutti Fee Interest - Land              120          17,200,000        84,869.26            1.21
     25     The Shoppes at Schererville             117          14,797,052        92,490.07            1.51
     26     East Park Plaza                         112          13,719,891        91,348.81            1.55
     28     The Terraces at University Place        175          11,261,181        78,612.99            1.49
     30     Fulton Roosevelt                        119          11,793,319        73,720.84            1.20
     34     Waldbaums - Farmingdale                 119          10,614,379        64,224.26            1.20
     35     Gap - Fordham                           118          10,211,707        62,031.74            1.23
     36     The Barcelona Apartments                120           8,778,861        60,073.52            1.04
     38     Williamsburg Manor                       83           9,306,618        57,154.74            1.44
     39     Cloverleaf Center                       118           8,590,728        55,827.92            1.46
     41     Foothill Plaza                          114           7,907,738        52,172.80            1.59
     45     Triangle Shopping Center                118           7,376,386        50,660.46            1.64
     47     Sand Lake Plaza                         117           7,286,640        46,575.57            1.49
     49     Walgreens - Milwaukee & Armitage        120           8,000,000        38,054.63            1.23
     50     Preston Oaks Apartments                 117           7,394,165        45,539.07            1.46
     52     Sunnyslope Centre                       118           6,462,647        41,652.05            1.44
     53     Holiday Inn Express - Destin             60           6,555,862        45,186.72            1.96
     54     Walgreens - Lincoln & Peterson          120           6,656,000        32,392.53            1.20
     57     Peppertree Apartments                   117           5,826,974        35,887.08            1.46
     58     Berkshire Manor Apartments              114           5,454,843        34,558.62            1.63
     61     Oakbrook Plaza                          118           4,813,247        31,090.50            1.48
     63     Park Plaza Shopping Center              117           4,853,962        30,809.37            1.64
     64     Walgreens - Toledo                      118           5,400,000        24,865.63            1.21
     67     Edgewood Park                           119           4,409,127        30,119.55            1.44
     68     Palmiers Apartments                     120           4,402,914        29,808.53            1.22
     69     Walgreens - Ennis                       118           5,072,000        23,141.00            1.23
     72     Walgreens - Dayton                      119           4,867,000        23,110.36            1.20
     74     Lakeview Crossing                       179           4,059,089        29,231.06            1.41
     79     450 West Avenue                         119           3,782,126        24,875.53            1.56
     80     1300 Belmont                            118           3,870,214        25,249.55            1.55
     82     228-230 S. Beverly Drive                119           3,665,978        23,453.38            1.49
     83     282 2nd Street                          120           3,933,374        25,391.37            1.20
     85     Walgreens - Woodway                     118           4,066,666        18,725.96            1.29
     86     Infinity Office and Warehouse           119           3,574,712        23,815.10            1.44
     87     Willow Tree Apartments                  115           3,625,902        21,816.41            1.72
     88     Park Terrace Apartments                 118           3,410,522        22,490.52            1.44
     99     Dohr Apartments                         118           2,942,860        20,383.10            1.67
    101     Hyattsville Warehouse                   118           2,988,295        18,904.20            1.22
    103     Olmsted Falls Apartments                118           2,765,019        17,630.32            1.54
    104     Orchard Corners Apartments              113           2,762,610        16,640.73            1.60
    106     Montclair Court                         118           2,425,225        15,489.30            1.54
    107     Bert Koun's Self Storage                120           2,497,747        16,300.07            1.68
    108     Sweetbriar Apartments                   119           2,468,482        15,908.77            1.60
    109     Park City Shopping Center               180           2,303,801        16,554.19            1.43
    112     Churchill Shopping Center               120           2,332,866        15,397.41            1.63
    114     Secur-It Self Storage                   120           2,342,081        15,338.46            1.46
    116     Hinesville Shopping Center              119           2,287,727        15,228.09            1.52
    119     Village at Killeen Mall                 115           2,094,904        13,401.93            1.68
    128     Pine Knoll Apts                         119           1,698,978        11,251.28            1.59
    130     4346 Frankford Plaza                    118           1,435,226        11,556.00            1.59
    144     Shadybrook Mobile Home Park             117           1,065,936         6,414.60            1.91

                                             DURING AMORTIZATION (IF ANY)
                                                       U/W                     CUT-OFF    SCHEDULED
  CONTROL                                              NCF                       DATE     MATURITY/
    NO.                 PROPERTY NAME                  DSCR                     LTV (%)     LTV (%)
------------------------------------------------------------------------------------------------------------

     1      1301 Avenue of the Americas                 2.22                     38.3       38.3
     2      888 Seventh Avenue                          1.20                     67.9       67.9
     3      Triangle Town Center                        1.65                     44.6       38.0
     6      Ashford I Portfolio                         1.36                     75.4       67.9
     7      Ashford II Portfolio                        1.36                     74.8       67.3
     9      Embassy Suites Battery Park City            1.73                     58.7       58.7
     10     Highwoods II Portfolio                      1.23                     76.3       76.3
     11     DHL Center                                  1.20                     83.4       83.4
     12     River Valley Mall                           1.39                     71.4       64.1
     13     Sterling Portfolio                          1.20                     77.8       72.5
     14     Prospect Hill Office Park                   1.23                     64.4       60.0
     15     Club Quarters Midtown                       1.73                     65.1       65.1
     16     Club Quarters Washington, D.C.              1.69                     65.1       65.1
     17     Scutti Leashold                             1.32                     78.4       78.4
     18     Intel Corporate Building                    2.83                     38.6       38.6
     19     Windsor at Briarhill Apartments             1.29                     80.0       80.0
     20     Commerce Center                             1.35                     75.5       67.2
     21     Rock Creek Apartments                       1.24                     73.3       68.2
     24     Scutti Fee Interest - Land                  1.21                     80.0       80.0
     25     The Shoppes at Schererville                 1.22                     67.2       59.9
     26     East Park Plaza                             1.28                     78.4       67.3
     28     The Terraces at University Place            1.24                     80.0       67.5
     30     Fulton Roosevelt                            1.20                     75.3       70.2
     34     Waldbaums - Farmingdale                     1.20                     80.0       74.2
     35     Gap - Fordham                               1.21                     79.4       73.7
     36     The Barcelona Apartments                    1.04                     66.3       57.4
     38     Williamsburg Manor                          1.20                     72.3       68.4
     39     Cloverleaf Center                           1.20                     78.4       68.7
     41     Foothill Plaza                              1.30                     63.8       54.5
     45     Triangle Shopping Center                    1.29                     80.0       69.6
     47     Sand Lake Plaza                             1.21                     78.8       68.7
     49     Walgreens - Milwaukee & Armitage            1.23                     80.0       80.0
     50     Preston Oaks Apartments                     1.20                     77.2       71.8
     52     Sunnyslope Centre                           1.20                     75.8       68.0
     53     Holiday Inn Express - Destin                1.54                     70.7       66.2
     54     Walgreens - Lincoln & Peterson              1.20                     80.0       80.0
     57     Peppertree Apartments                       1.20                     78.3       72.8
     58     Berkshire Manor Apartments                  1.33                     74.0       66.2
     61     Oakbrook Plaza                              1.21                     61.1       53.5
     63     Park Plaza Shopping Center                  1.34                     79.2       70.9
     64     Walgreens - Toledo                          1.21                     88.5       88.5
     67     Edgewood Park                               1.20                     70.8       61.2
     68     Palmiers Apartments                         1.22                     78.5       67.7
     69     Walgreens - Ennis                           1.23                     89.5       89.5
     72     Walgreens - Dayton                          1.20                     86.9       86.9
     74     Lakeview Crossing                           1.21                     75.9       64.8
     79     450 West Avenue                             1.29                     80.4       70.7
     80     1300 Belmont                                1.30                     78.2       70.4
     82     228-230 S. Beverly Drive                    1.21                     79.7       69.6
     83     282 2nd Street                              1.20                     65.1       61.0
     85     Walgreens - Woodway                         1.29                     80.0       80.0
     86     Infinity Office and Warehouse               1.20                     76.4       67.4
     87     Willow Tree Apartments                      1.37                     73.4       66.5
     88     Park Terrace Apartments                     1.20                     76.0       66.9
     99     Dohr Apartments                             1.43                     74.5       66.4
    101     Hyattsville Warehouse                       1.22                     77.6       72.4
    103     Olmsted Falls Apartments                    1.26                     80.0       71.6
    104     Orchard Corners Apartments                  1.29                     79.5       73.7
    106     Montclair Court                             1.25                     79.9       69.7
    107     Bert Koun's Self Storage                    1.40                     74.8       67.3
    108     Sweetbriar Apartments                       1.32                     79.7       71.6
    109     Park City Shopping Center                   1.22                     71.5       61.0
    112     Churchill Shopping Center                   1.35                     75.7       66.7
    114     Secur-It Self Storage                       1.23                     78.8       71.0
    116     Hinesville Shopping Center                  1.27                     76.3       67.3
    119     Village at Killeen Mall                     1.36                     80.0       69.8
    128     Pine Knoll Apts                             1.33                     80.0       70.5
    130     4346 Frankford Plaza                        1.26                     75.5       61.1
    144     Shadybrook Mobile Home Park                 1.54                     70.6       65.4

THE INFORMATION IN THIS FREE WRITING PROSPECTUS SUPERSEDES THE INFORMATION IN
ANY PRIOR VERSIONS HEREOF AND WILL BE SUPERSEDED BY THE INFORMATION IN ANY
SUBSEQUENT FREE WRITING PROSPECTUSES PRIOR TO THE TIME OF SALE. THIS FREE
WRITING PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN
OFFER TO BUY ANY SECURITY OTHER THAN THE OFFERED CERTIFICATES, NOR DOES IT
CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE
OFFERED CERTIFICATES TO ANY PERSON IN ANY JURISDICTION IN WHICH IT IS UNLAWFUL
TO MAKE SUCH AN OFFER OR SOLICITATION TO SUCH PERSON. THIS FREE WRITING
PROSPECTUS WAS PREPARED ON THE BASIS OF CERTAIN ASSUMPTIONS (INCLUDING, IN
CERTAIN CASES, ASSUMPTIONS SPECIFIED BY THE RECIPIENT HEREOF) REGARDING
PAYMENTS, INTEREST RATES, WEIGHTED AVERAGE LIVES AND WEIGHTED AVERAGE LOAN AGE,
LOSS, SPREADS, MARKET AVAILABILITY AND OTHER MATTERS. THE ACTUAL AMOUNT, RATE OR
TIMING OF PAYMENTS ON ANY OF THE UNDERLYING ASSETS MAY BE DIFFERENT, AND
SOMETIMES MATERIALLY DIFFERENT THAN ANTICIPATED, AND THEREFORE THE PRICING,
PAYMENT OR YIELD INFORMATION REGARDING THE CERTIFICATES MAY BE DIFFERENT FROM
THE INFORMATION PROVIDED HEREIN. THERE CAN BE NO ASSURANCE THAT ACTUAL PRICING
WILL BE COMPLETED AT THE INDICATED VALUE(S). IN ADDITION, PRICING OF THE
CERTIFICATES MAY VARY SIGNIFICANTLY FROM THE INFORMATION CONTAINED IN THIS FREE
WRITING PROSPECTUS AS A RESULT OF VARIOUS FACTORS, INCLUDING, WITHOUT
LIMITATION, PREVAILING CREDIT SPREADS, MARKET POSITIONING, FINANCING COSTS,
HEDGING COSTS AND RISK AND USE OF CAPITAL AND PROFIT. THE PRICING ESTIMATES
CONTAINED HEREIN MAY VARY DURING THE COURSE OF ANY PARTICULAR DAY AND FROM DAY
TO DAY. YOU SHOULD CONSULT WITH YOUR OWN ACCOUNTING OR OTHER ADVISORS AS TO THE
ADEQUACY OF THE INFORMATION IN THIS FREE WRITING PROSPECTUS FOR YOUR PURPOSES.